SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 1, 2007
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On March 1, 2007, OmniVision Technologies, Inc. (the “Company”) issued a press release announcing its financial results for its third fiscal quarter ended January 31, 2007. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 8 — Other Events
Item 8.01 Other Events.
     In addition, in the press release attached hereto as Exhibit 99.1, the Company announced that its board of directors has authorized the repurchase of up to $100 million of its outstanding common stock. Subject to applicable securities laws, the shares may be repurchased from time to time in the open market. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
      The following exhibit is furnished herewith:
99.1	Press Release, dated March 1, 2007, of OmniVision Technologies, Inc. announcing its financial results for its third fiscal quarter ended January 31, 2007, and the approval of a share repurchase program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 1, 2007

OmniVision Technologies, Inc.
By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release, dated March 1, 2007, of OmniVision Technologies, Inc. announcing its financial results for its third fiscal quarter ended January 31, 2007, and the approval of a share repurchase program.